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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant


   Name                                     Jurisdiction of Incorporation
   ----                                     -----------------------------
   Workstream USA Inc.                                 Delaware

   3451615 Canada Inc.                                 Canada

   Paula Allen Holdings Inc.*                          Florida

   OMNIpartners Inc.                                   Florida

   RezLogic Inc.                                       Colorado

   6FigureJobs.com, Inc.                               Delaware

   Icarian Inc.                                        Delaware


* Doing business under the name Allen And Associates.